Exhibit 99

NEWS RELEASE

HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER AVENUE / TULSA, OKLAHOMA

July 28, 2016

HELMERICH & PAYNE, INC. ANNOUNCES THIRD QUARTER RESULTS

Helmerich & Payne, Inc. (NYSE: HP) reported a net loss of $21 million (negative $0.20 per diluted share) from operating revenues of $366 million for the third quarter of fiscal 2016, compared to net income of $91 million ($0.83 per diluted share) from operating revenues of $661 million (as adjusted) during the third quarter of fiscal 2015, and net income of $21 million ($0.19 per diluted share) from operating revenues of $438 million during the second quarter of fiscal 2016.  Included in net income per diluted share for this year’s and last year’s third fiscal quarters as well as this year’s second fiscal quarter are approximately $0.27, $0.61, and $0.46, respectively, of after-tax income related to a combination of select items (including long-term contract early termination compensation from customers) as described in a separate section of this press release.

President and CEO John Lindsay commented, “Even though oil prices have pulled back over the past several weeks, it is encouraging to still see signs of optimism in the market.  In May, the BHI U.S. land rig count troughed at 380 rigs, and has since increased from what everyone hopes was the absolute bottom of this market cycle.  Recently, some E&P companies have announced budget increases and rig count additions.  It is a positive sign, but many still remain on the sidelines.

“This has been an extraordinary downturn and it is having a pervasive effect on every enterprise within the industry.  While H&P remains very strong and has been proactive and effective in adjusting to this new environment, the declines in activity levels and spot pricing that we have experienced have significantly impacted our bottom line and the size of our organization.  An improving market reverses these two trends, and we believe that we are uniquely positioned to grow market share in the increasingly complex drilling environment that unconventional shale plays will require going forward.

“Time will tell whether momentum is truly building in the market; a few data points do not make a trend.  However, regardless of the timing, we are making every effort to emerge from this as a stronger Company for customers, employees, and shareholders.”

Operating Segment Results

Segment operating income for the Company’s U.S. land operations was $26 million for the third quarter of fiscal 2016, compared with $122 million for last year’s third fiscal quarter and $63 million for this year’s second fiscal quarter.  As compared to the second quarter of fiscal 2016, segment operating income decreased as a result of lower quarterly levels of activity and rig margins (excluding revenues from early contract terminations), as well as impairment charges during the third fiscal quarter related to

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July 28, 2016

used drilling equipment.  The number of quarterly revenue days decreased sequentially by approximately 22% to 7,483 days.  Excluding the impact of $8,287 and $10,790 per day corresponding to revenues from early contract terminations during this year’s second and third fiscal quarters, respectively, the average rig revenue per day decreased sequentially by $1,247 to $24,684.  Excluding the impact of $110 and $363 per day corresponding to employee severance expense during this year’s second and third fiscal quarters, respectively, the average rig expense per day decreased sequentially by $612 to $13,417.  Thus, the corresponding average rig margin per day decreased sequentially by $635 to $11,267.  Rig utilization for the segment was 24% for this year’s third fiscal quarter, compared with 47% and 31% for last year’s third fiscal quarter and this year’s second fiscal quarter, respectively.  At June 30, 2016, the Company’s U.S. land segment had approximately 89 contracted rigs generating revenue (including 75 under long-term contracts) and 259 idle rigs.  The 89 contracted rigs included 84 rigs generating revenue days.

Segment operating income for the Company’s offshore operations was $2.1 million for the third quarter of fiscal 2016, compared with $14.7 million for last year’s third fiscal quarter and $3.3 million for this year’s second fiscal quarter.  The sequential decrease in operating income was attributable to employee severance expense and declines in rig revenue days.  Excluding the impact of $537 and $1,236 per day corresponding to employee severance expense during this year’s second and third fiscal quarters, respectively, the average rig margin per day increased sequentially from $7,883 to $7,981, and quarterly revenue days decreased from 691 days to 637 days during the third fiscal quarter.

The Company’s international land operations reported a segment operating loss of $5.0 million for this year’s third fiscal quarter, compared with operating income of $19.0 million (as adjusted) for last year’s third fiscal quarter and an operating loss of $2.3 million for this year’s second fiscal quarter.  The sequential decrease in operating results was attributable to declines in the average daily margins and rig revenue days. Excluding the impact of $212 and $924 per day corresponding to employee severance expense during this year’s second and third fiscal quarters, respectively, the average rig margin per day decreased sequentially from $10,699 to $9,461 during the third fiscal quarter.  The number of quarterly revenue days decreased sequentially by approximately 3% to 1,274 days.

Drilling Operations Outlook for the Fourth Quarter of Fiscal 2016

In the U.S. land segment, the Company expects revenue days (activity) to increase by roughly 3% to 7% during the fourth fiscal quarter as compared to the third fiscal quarter of 2016.  Excluding any impact from early termination revenue, the average rig revenue per day is expected to be roughly $24,000, and the corresponding average rig expense per day is expected to decrease to roughly $13.300.  As of today, the U.S. land segment has approximately 91 contracted rigs that are generating revenue (including 72 under term contracts) and 257 idle rigs.  The 91 contracted rigs include 86 rigs generating revenue days.

In the offshore segment, the Company expects revenue days to increase by approximately 1% during the fourth fiscal quarter as compared to the third fiscal quarter

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of 2016.  The average rig margin per day is expected to be approximately $8,000 during the fourth quarter of fiscal 2016.

In the international land segment, the Company expects revenue days to increase by approximately 5% to 10% during the fourth quarter as compared to the third quarter of fiscal 2016.  The average rig margin per day is expected to be roughly $8,300 during the fourth quarter of fiscal 2016.

Select Items Included in Net Income (or Loss) per Diluted Share

Included in net loss per diluted share corresponding to the third quarter of fiscal 2016 are approximately $0.27 of after-tax income related to a combination of the following:  $0.35 of after-tax gains from long-term contract early termination compensation from customers; $0.02 of after-tax losses from employee severance expense; $0.03 of after-tax losses from impairment charges related to used drilling equipment; and $0.03 of after-tax losses in general and administrative expenses from employer 401K plan matching contributions related to employee work force reductions.

Included in net income per diluted share corresponding to the third quarter of fiscal 2015 are approximately $0.61 of after-tax income related to a combination of the following:  $0.60 (as adjusted) of after-tax gains from long-term contract early termination compensation from customers and $0.01 of after-tax gains related to the sale of used drilling equipment.

Included in net income per diluted share corresponding to the second quarter of fiscal 2016 are approximately $0.46 of after-tax income related to a combination of the following:  $0.49 of after-tax gains from long-term contract early termination compensation from customers; $0.02 of after-tax gains related to the sale of used drilling equipment; $0.01 of after-tax losses from employee severance expense; and $0.04 of losses from discontinued operations.

About Helmerich & Payne, Inc.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of July 28, 2016, the Company’s existing fleet includes 348 land rigs in the U.S., 38 international land rigs, and nine offshore platform rigs.  In addition, the Company is scheduled to deliver another two new H&P-designed and operated FlexRigs®* during this fiscal year, both under long-term contracts with customers.  Upon completion of these commitments, the Company’s global fleet is expected to have a total of 388 land rigs, including 373 AC drive FlexRigs.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, operations outlook, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking

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statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.
Contact: Investor Relations
investor.relations@hpinc.com
(918) 588-5190

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HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
CONSOLIDATED STATEMENTS OF	March 31	June 30		June 30
OPERATIONS	2016	2016	2015	2016	2015
			(As adjusted)		(As adjusted)

Operating Revenues:
Drilling — U.S. Land	$349,283	$285,028	$494,615	$1,004,116	$2,103,125
Drilling — Offshore	34,325	30,492	57,071	106,697	189,386
Drilling — International Land	51,352	47,983	106,551	171,529	304,262
Other	3,231	2,983	3,208	10,182	11,129
	$438,191	$366,486	$661,445	$1,292,524	$2,607,902

Operating costs and expenses:
Operating costs, excluding depreciation	221,611	186,146	350,640	684,401	1,377,202
Depreciation	141,517	138,690	144,965	422,336	433,445
Asset impairment charge	—	6,250	—	6,250	—
General and administrative	33,811	46,496	29,253	112,381	96,984
Research and development	2,315	2,707	3,329	7,941	12,344
Income from asset sales	(2,684)	(547)	(1,791)	(7,820)	(8,819)
	396,570	379,742	526,396	1,225,489	1,911,156

Operating income (loss)	41,621	(13,256)	135,049	67,035	696,746

Other income (expense):
Interest and dividend income	799	778	1,588	2,310	4,447
Interest expense	(5,721)	(6,407)	(6,136)	(16,652)	(9,326)
Other	653	534	(281)	926	88
	(4,269)	(5,095)	(4,829)	(13,416)	(4,791)
Income (loss) from continuing operations before income taxes	37,352	(18,351)	130,220	53,619	691,955
Income tax provision	12,178	2,842	39,321	33,740	243,891
Income (loss) from continuing operations	25,174	(21,193)	90,899	19,879	448,064

Income (loss) from discontinued operations, before income taxes	(56)	2,193	(27)	2,241	(41)
Income tax provision	3,913	2,200	—	6,113	—
Loss from discontinued operations	(3,969)	(7)	(27)	(3,872)	(41)

NET INCOME (LOSS)	$21,205	$(21,200)	$90,872	$16,007	$448,023

Basic earnings per common share:
Income (loss) from continuing operations	$0.23	$(0.20)	$0.84	$0.18	$4.13
Loss from discontinued operations	$(0.04)	$—	$—	$(0.04)	$—

Net income (loss)	$0.19	$(0.20)	$0.84	$0.14	$4.13

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HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
CONSOLIDATED STATEMENTS OF	March 31	June 30		June 30
OPERATIONS	2016	2016	2015	2016	2015
			(As adjusted)		(As adjusted)

Diluted earnings per common share:
Income (loss) from continuing operations	$0.23	$(0.20)	$0.83	$0.17	$4.10
Loss from discontinued operations	$(0.04)	$—	$—	$(0.04)	$—

Net income	$0.19	$(0.20)	$0.83	$0.13	$4.10

Weighted average shares outstanding:
Basic	108,014	108,047	107,652	107,970	107,759
Diluted	108,466	108,047	108,469	108,523	108,571

Effective October 1, 2015, the Company eliminated a legacy one-month lag period between its U.S. fiscal year and its foreign subsidiaries’ fiscal years.  As required, the elimination of the one-month lag has been applied retrospectively to all periods presented herein.

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HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

CONSOLIDATED CONDENSED BALANCE SHEETS	June 30 2016	September 30 2015
		(As Adjusted)

ASSETS
Cash and cash equivalents	$907,032	$729,384
Short term investments	49,565	45,543
Other current assets	580,995	656,170
Current assets of discontinued operations	80	8,097
Total current assets	1,537,672	1,439,194
Investments	99,898	104,354
Net property, plant, and equipment	5,306,434	5,563,170
Other assets	32,515	40,524
TOTAL ASSETS	$6,976,519	$7,147,242

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$326,571	$344,820
Current liabilities of discontinued operations	38	3,377
Total current liabilities	326,609	348,197
Non-current liabilities	1,451,314	1,406,036
Non-current liabilities of discontinued operations	3,984	4,720
Long-term notes payable	493,150	492,443
Total shareholders’ equity	4,701,462	4,895,846

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,976,519	$7,147,242

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HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Nine Months Ended
	June 30
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2016	2015
		(As Adjusted)

OPERATING ACTIVITIES:
Net income	$16,007	$448,023
Adjustment for loss from discontinued operations	3,872	41
Income from continuing operations	19,879	448,064
Depreciation	422,336	433,445
Asset impairment charge	6,250	—
Changes in assets and liabilities	153,624	258,102
Gain on sale of assets	(7,820)	(8,819)
Other	21,071	20,805
Net cash provided by operating activities from continuing operations	615,340	1,151,597
Net cash provided by (used in) operating activities from discontinued operations	70	(41)
Net cash provided by operating activities	615,410	1,151,556

INVESTING ACTIVITIES:
Capital expenditures	(219,549)	(971,602)
Purchase of short-term investments	(36,958)	—
Proceeds from sales of short-term investments	32,681	—
Proceeds from sale of assets	12,804	17,757
Net cash used in investing activities	(211,022)	(953,845)

FINANCING ACTIVITIES:
Proceeds from senior notes, net of discount and debt issuance costs	(32)	491,923
Proceeds from short-term debt	—	1,002
Payments on short-term debt	—	(1,002)
Increase in bank overdraft	—	10,824
Dividends paid	(224,040)	(223,827)
Repurchase of common stock	—	(59,654)
Exercise of stock options	483	(609)
Tax withholdings related to net share settlements of restricted stock	(3,912)	(5,104)
Excess tax benefit from stock-based compensation	761	2,969
Net cash provided by (used in) financing activities	(226,740)	216,522

Net increase in cash and cash equivalents	177,648	414,233
Cash and cash equivalents, beginning of period	729,384	360,307
Cash and cash equivalents, end of period	$907,032	$774,540

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	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
SEGMENT REPORTING	2016	2016	2015	2016	2015
			(As adjusted)		(As adjusted)
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$349,283	$285,028	$494,615	$1,004,116	$2,103,125
Direct operating expenses	155,884	122,694	241,109	460,119	1,034,724
General and administrative expense	12,196	14,221	10,465	38,790	34,785
Depreciation	118,682	116,061	121,307	355,102	368,894
Asset impairment charge	—	6,250	—	6,250	—
Segment operating income	$62,521	$25,802	$121,734	$143,855	$664,722

Revenue days	9,601	7,483	14,219	29,029	62,376
Average rig revenue per day	$34,218	$35,474	$31,959	$32,251	$30,538
Average rig expense per day	$14,139	$13,780	$14,130	$13,532	$13,410
Average rig margin per day	$20,079	$21,694	$17,829	$18,719	$17,128
Rig utilization	31%	24%	47%	31%	68%

OFFSHORE OPERATIONS
Revenues	$34,325	$30,492	$57,071	$106,697	$189,386
Direct operating expenses	27,065	24,249	39,011	81,607	122,750
General and administrative expense	837	975	688	2,674	2,468
Depreciation	3,124	3,184	2,688	9,311	8,782
Segment operating income	$3,299	$2,084	$14,684	$13,105	$55,386

Revenue days	691	637	728	2,064	2,331
Average rig revenue per day	$28,004	$25,568	$38,333	$27,086	$48,136
Average rig expense per day	$20,658	$18,823	$24,068	$19,721	$30,126
Average rig margin per day	$7,346	$6,745	$14,265	$7,365	$18,010
Rig utilization	84%	78%	89%	84%	95%

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	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
SEGMENT REPORTING	2016	2016	2015	2016	2015
			(As adjusted)		(As adjusted)
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$51,352	$47,983	$106,551	$171,529	$304,262
Direct operating expenses	38,113	38,230	70,602	140,351	219,916
General and administrative expense	887	772	628	2,377	2,256
Depreciation	14,620	13,972	16,322	42,725	41,951
Segment operating income (loss)	$(2,268)	$(4,991)	$18,999	$(13,924)	$40,139

Revenue days	1,307	1,274	1,836	3,992	5,676
Average rig revenue per day	$36,774	$34,693	$53,383	$39,382	$48,398
Average rig expense per day	$26,287	$26,156	$33,598	$29,050	$33,769
Average rig margin per day	$10,487	$8,537	$19,785	$10,332	$14,629
Rig utilization	38%	37%	50%	38%	53%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$20,751	$19,593	$40,188	$67,915	$198,303
Offshore Operations	$6,086	$5,270	$10,716	$17,687	$21,544
International Land Operations	$3,288	$3,784	$8,540	$14,316	$29,557

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Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income from continuing operations before income taxes as reported on the Consolidated Statements of Operations (in thousands).

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
	2016	2016	2015	2016	2015
			(As adjusted)		(As adjusted)
Operating income
U.S. Land	$62,521	$25,802	$121,734	$143,855	$664,722
Offshore	3,299	2,084	14,684	13,105	55,386
International Land	(2,268)	(4,991)	18,999	(13,924)	40,139
Other	(1,349)	(2,186)	(2,324)	(4,839)	(7,440)
Segment operating income	$62,203	$20,709	$153,093	$138,197	$752,807
Corporate general and administrative	(19,891)	(30,528)	(17,472)	(68,540)	(57,475)
Other depreciation	(3,971)	(4,456)	(3,626)	(12,037)	(11,274)
Inter-segment elimination	596	472	1,263	1,595	3,869
Income from asset sales	2,684	547	1,791	7,820	8,819
Operating income (loss)	$41,621	$(13,256)	$135,049	$67,035	$696,746

Other income (expense):
Interest and dividend income	799	778	1,588	2,310	4,447
Interest expense	(5,721)	(6,407)	(6,136)	(16,652)	(9,326)
Other	653	534	(281)	926	88
Total other income (expense)	(4,269)	(5,095)	(4,829)	(13,416)	(4,791)

Income (loss) from continuing operations before income taxes	$37,352	$(18,351)	$130,220	$53,619	$691,955

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